Exhibit 99.3

UGI ENERGY SERVICES, LLC

AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended March 31, 2019

(Unaudited)

UGI ENERGY SERVICES, LLC AND SUBSIDIARIES

TABLE OF CONTENTS

Pages
Financial Statements (unaudited):

Condensed Consolidated Balance Sheet as of March 31, 2019	3

Condensed Consolidated Statements of Income and Comprehensive Income for the three and nine months ended March 31, 2019	4

Condensed Consolidated Statements of Cash Flows for the three and nine months ended March 31, 2019	5

UGI ENERGY SERVICES, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(unaudited)

(Thousands of dollars)

March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$51,511
Restricted cash	3,598
Accounts receivable (less allowances for doubtful accounts of $ 1,242)	207,032
Inventories	14,077
Derivative instruments	11,159
Prepaid expenses and other current assets	4,694

Total current assets	292,071
Property, plant and equipment:
Gross property, plant and equipment	1,272,376
Accumulated depreciation	(230,099)

Net property, plant and equipment	1,042,277
Goodwill	11,919
Intangible assets, net	20,597
Derivative instruments	3,795
Investment in equity method investee	81,080
Other assets	23,964

Total assets	$1,475,703

LIABILITIES AND EQUITY
Current liabilities:
Current capital lease obligations	$132
Accounts payable	168,072
Employee compensation and benefits accrued	10,862
Derivative instruments	4,050
Other current liabilities	47,206

Total current liabilities	230,322
Long-term capital lease obligations	269
Deferred income taxes	149,649
Derivative instruments	4,781
Other noncurrent liabilities	9,159

Total liabilities	394,180
Member’s equity	1,081,523

Total liabilities and equity	$1,475,703

UGI ENERGY SERVICES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(unaudited)

(Thousands of dollars)

	Three Months Ended	Six Months Ended
	March 31, 2019	March 31, 2019
Revenues	$535,554	$980,914

Costs and expenses:
Cost of sales	435,230	802,002
Operating and administrative expenses	24,932	48,713
Depreciation and amortization	11,325	22,565
Other operating income, net	(471)	(944)

	471,016	872,336

Operating income	64,538	108,578
Income from equity method investee	1,610	3,081
Other non-operating income, net	51	69
Interest expense	(488)	(941)

Income before income taxes	65,711	110,787
Income tax expense	(18,035)	(30,073)

Net income and comprehensive income	$47,676	$80,714

UGI ENERGY SERVICES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(Thousands of dollars)

	Three Months Ended	Six Months Ended
	March 31, 2019	March 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$47,676	$80,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,325	22,565
Deferred income taxes, net	3,460	4,198
Changes in unrealized gains and losses on derivative instruments	(11,578)	(13,396)
Other, net	(2,937)	(2,136)
Net change in:
Accounts receivable	16,073	(95,042)
Inventories	8,637	10,763
Accounts payable	(35,115)	76,382
Other current assets	(571)	(568)
Other current liabilities	2,554	19,462

Net cash provided by operating activities	39,524	102,942

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(32,538)	(56,408)
Acquisitions of businesses and assets	(20,000)	(35,000)
Increase in equity method investments	(1,816)	(2,205)
Other	—	58

Net cash used by investing activities	(54,354)	(93,555)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in bank loans	(10,000)	—
Receivables Facility net repayments	—	(2,000)
Other	(34)	(67)

Net cash used by financing activities	(10,034)	(2,067)

Cash, cash equivalents and restricted cash (decrease) increase	$(24,864)	$7,320

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Cash, cash equivalents and restricted cash at end of period	$55,109	$55,109
Cash, cash equivalents and restricted cash at beginning of period	79,973	47,789

Cash, cash equivalents and restricted cash (decrease) increase	$(24,864)	$7,320

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